EXHIBIT 24.3


                          CONSENT OF GRANT THORNTON LLP



We have issued our report dated March 20, 1998, except for Note 9, as to which the date is April 7, 1998, accompanying the consolidated financial statements and schedules of CFI Mortgage, Inc. and Subsidiaries contained in the form SB-2 Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registered Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                                   /s/ Grant Thornton LLP
                                                   -----------------------------
                                                   Grant Thornton LLP
                                                   Certified Public Accountants




New York, New York
July 30, 1998